Exhibit 99.3

©2021 Ideanomics / Confidential & Proprietary 1 November 23, 2021 NASDAQ: IDEX Q3 2021 Earnings Driving the Sustainability Transformation

©2021 Ideanomics / Confidential & Proprietary 2 Disclosure and Forward - looking Statements This presentation contains certain statements that may include 'forward looking statements’ within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are 'forward - looking statements.’ Although the Company believes that the expectations reflected in these forward - looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward - looking statements, which speak only as of the date of this presentation. The Company's actual results could differ materially from those anticipated in these forward - looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward - looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward - looking statements. The financial information and data contained in this presentation is unaudited and does not conform to the Securities and Exchange Commission's Regulation S - X. This presentation includes certain estimated financial information and forecasts that are not derived in accordance with generally accepted accounting principles (GAAP), and which may be deemed to be non - GAAP financial measures within the meaning of Registration G promulgated by the Securities and Exchange Commission. The Recipient acknowledges that US securities laws prohibit any Person who has received from an issuer any material, non - public information from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

©2021 Ideanomics / Confidential & Proprietary 3 IDEANOMICS: A FULL - SERVICE FLEET ELECTRIFICATION PROVIDER 3

©2021 Ideanomics / Confidential & Proprietary 4 Q3 2021 Key Highlights People Robin Mackie President Ideanomics Mobility Aaron Gillmore CEO WAVE Mani Iyer CEO Solectrac

©2021 Ideanomics / Confidential & Proprietary 5 Q3 2021 Key Highlights

©2021 Ideanomics / Confidential & Proprietary 6 Wireless Charging High - Powered Inductive Infrastructure Charging & Storage High - Powered Smart Charging Vehicle Systems & Components Motors, Fuel Cells, DCDC Components Vehicles 2 & 3 Wheel Commercial EV Tractors Vans, Trucks, Buses & Specialty Vehicles Motorcycles, ATVs, Tuk - tuks Full - service fleet electrification Ideanomics is making it easy for fleets to transition to EV • Financing vehicle and infrastructure purchases • Identifying infrastructure and vehicle needs • Infrastructure installation • Telematics and charge management software • Market - leading technology solutions From Energy Storage and Charging Equipment, through to Vehicles, Ideanomics Mobility is making it easy for customers to transition to EV.

©2021 Ideanomics / Confidential & Proprietary 7 Q3 2021 Key Highlights Facilities New Facilities to Position Ideanomics for Scale Ideanomics Mobility Hub Showcase Ideanomics technologies and products to customers, regional assembly and service hub. Innovation and Commercialization Moved into a new, larger facility to increase innovation and commercialization capacity. Assembly and Manufacturing Signed for a new, larger, facility (ready mid - Q1 2022) to support capacity required for planned growth.

©2021 Ideanomics / Confidential & Proprietary 8 Ideanomics Capital

©2021 Ideanomics / Confidential & Proprietary 9 Wireless Charging High - Powered Inductive Infrastructure Charging & Storage High - Powered Smart Charging Vehicle Systems & Components Motors, Fuel Cells, DCDC Components Vehicles 2 & 3 Wheel Commercial EV Tractors Vans, Trucks, Buses & Specialty Vehicles Motorcycles, ATVs, Tuk - tuks Full - service fleet electrification Ideanomics is making it easy for fleets to transition to EV • Financing vehicle and infrastructure purchases • Identifying infrastructure and vehicle needs • Infrastructure installation • Telematics and charge management software • Market - leading technology solutions From Energy Storage and Charging Equipment, through to Vehicles, Ideanomics Mobility is making it easy for customers to transition to EV.

©2021 Ideanomics / Confidential & Proprietary 10 Ideanomics Capital

©2021 Ideanomics / Confidential & Proprietary 11 Very Strong Quarter • Revenue of $27M • Gross profit $4.5M - margin 16.7% Cash of $257 Million • Ended quarter with $257 million in cash Q3 2021 Financial Highlights

©2021 Ideanomics / Confidential & Proprietary 12 Earnings Summary – Last Six Quarters (USD in Millions) 4.7 10.6 11.1 29.9 30.6 27 0.3 0.7 1.0 10.8 9.3 4.5 0 5 10 15 20 25 30 35 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Revenue & Gross Profit ($ millions) Revenues Gross Profit

©2021 Ideanomics / Confidential & Proprietary 13 Q3 2021 Earnings Summary (in USD, 000s) Q3 20 20 Q2 2021 Q2 2021 ∆% YoY Revenues 10,620 30,846 27,047 n/m Gross Profit 714 9,301 4,528 n/m Operating Expenses 12,713 19,829 56,063 341% Operating Margin n/m (32.2%) (32.2%) n/m EPS – Diluted ($0.03) ($0.02) ($0.11) n/m n/m = not meaningful as % change is greater than 100%

©2021 Ideanomics / Confidential & Proprietary 14 9 Months 2021 Consolidated Statement of Cash Flows (in USD, 000s) September 30 , 202 1 September 30 , 20 20 Net cash used in operating activities (42,238) (21,918) Net cash used in investing activities (191,787) (486) Net cash provided by financing activities 325,291 45,737 Effect of exchange rate changes on cash (100) 1,639 Net increase in cash and cash equivalents 91,166 24,972 Cash and cash equivalents at beginning of period 165,764 2,633 Cash and cash equivalents at end of period 256,930 27,605 Nine Months Ended

©2021 Ideanomics / Confidential & Proprietary 15 NASDAQ: IDEX Thank you!